UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2012

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 2, 2012, Herbalife Ltd. (the "Company", "we" or "Herbalife") posted on its website (http://ir.herbalife.com) the following information in response to questions received during the Company’s investor conference call held on May 1, 2012.

Question #1 from David Einhorn: "First, how much of the sales that you’d make in terms of final sales are sold outside the network and how much are consumed within the distributor base?"

Answer: We don’t track this number and do not believe it is relevant to the business or investors.

Herbalife believes the majority of its distributors are discount buyers, who become distributors in order to purchase their favorite Herbalife products at a minimum discount of 25 percent (either directly from the company or from their upline distributor/supervisor). In addition, some of these distributors will also share with, or retail the products to other friends, family, and customers.

The percentage of product of any multi-level marketing company consumed by its distributors is substantial. This is not surprising since consumers who are enthusiastic about the products become distributors in order to purchase at a discount and possibly to share and sell the products to others. In addition, in order to minimize the risk of product being accumulated by distributors, the company has policies in place such as the 70% Rule, the Ten Customer Rule and the Buy Back policy.

Question #2 from David Einhorn: "What is the incentive for a supervisor to sign somebody up to become a distributor as opposed to if they are just selling the product for the mark-up?"

Answer: There is no immediate economic benefit to a distributor to sign up a customer as a new distributor. However, the sponsor, through creating lineage, may benefit in the long run if the new distributor buys product and participates more fully in the Herbalife opportunity.

Question #3 from David Einhorn: "When you had your previous 10-K, you disclosed three groups of distributors at the low end. You called 29 percent self consumers, 57 percent small retailers and 14 percent potential sales leaders, and then that disclosure did not repeat in the subsequent Form 10-K. I have two questions; first, how do you track that and how do you characterize and know which ones are which? And second, why did you stop disclosing that in the last 10-K? Is that something that you stopped tracking or just stopped disclosing?"

Answer: We segment the distributors who have not attained the supervisor level into three general categories based on their product order patterns: discount buyers, small retailers and potential supervisors. We define discount buyers as customers who have signed up as distributors to receive a discount on their purchase; small retailers as product users and sales people who generate modest sales to friends and family; and distributors who are actively developing a business with the intention of qualifying to become a supervisor. We did not include the percentages from the 2011 Form 10-K in our more recent filings because we do not view the information as valuable to the business or to investors. For complete transparency, however, the full year 2011 information is as follows:

• Discount buyers were 27 percent (distributors who receive a 25 percent discount);

• Small retailers were 61 percent (distributors who receive a 35 percent discount);

• Potential supervisors were 12 percent (distributors who receive a 42 percent discount)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

May 1, 2012	By:	Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel